UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 22, 2015

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2015, Chimerix, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 27, 2015, the record date for the Annual Meeting, 41,316,704 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 37,397,966 shares of common stock were present in person or represented by proxy for the two proposals summarized below.

Proposal 1: Election of Directors

The Company’s stockholders elected the four persons listed below as Class II directors, each to serve until the Company’s 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
James M. Daly	33,841,875	95,021	3,461,070
Martha J. Demski	33,521,935	414,961	3,461,070
John M. Leonard, M.D.	33,879,916	56,980	3,461,070
James Niedel, M.D., Ph.D.	33,789,179	147,717	3,461,070

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The final voting results are as follows:

Votes For	35,673,673
Votes Against	1,690,386
Abstentions	33,907
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: June 23, 2015
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and
Corporate Secretary